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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in Amendment No. 4 to Registration Statement No. 333-48107 of Com21, Inc. on Form S-1 of our report dated January 16, 1998 (March 10, 1998 as to the first through fifth paragraphs of Note 11; April 22, 1998 as to the last two paragraphs of Note 11; and May 13, 1998 as to the sixth paragraph of Note 11) appearing in the Prospectus, which is part of the Registration Statement.


     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Deloitte & Touche LLP
San Jose, California

May 18, 1998